REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2015.  The Operating Expense Limit for each Fund is as follows:

Name of Fund	Expense Limitation
AZL BlackRock Capital Appreciation Fund	1.20%
AZL BlackRock Global Allocation Fund	1.19%
AZL Dreyfus Research Growth Fund	1.20%
AZL Enhanced Bond Index Fund	0.70%
AZL Federated Clover Small Value Fund	1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund	1.20%
AZL Gateway Fund	1.25%
AZL International Index Fund	0.77%
AZL Invesco Equity and Income Fund	1.20%
AZL Invesco Growth and Income Fund	1.20%
AZL Invesco International Equity Fund	1.45%
AZL JPMorgan International Opportunities Fund	1.39%
AZL JPMorgan U.S. Equity Fund
Class 1 shares	0.95%
Class 2 shares	1.20%
AZL MFS Investors Trust Fund	1.20%
AZL MFS Mid Cap Value Fund	1.30%
AZL MFS Value Fund	1.20%

Name of Fund	Expense Limitation
AZL Mid Cap Index Fund	0.71%
AZL Money Market Fund	0.87%
AZL Morgan Stanley Global Real Estate Fund	1.35%
AZL Morgan Stanley Mid Cap Growth Fund	1.30%
AZL NFJ International Value Fund	1.45%
AZL Oppenheimer Discovery Fund	1.35%
AZL Pyramis Core Bond Fund	0.95%
AZL Russell 1000 Growth Index Fund	0.84%
AZL Russell 1000 Value Index Fund	0.84%
AZL S&P 500 Index Fund
Class 1 shares	0.46%
Class 2 shares	0.71%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares	1.40%
Class 2 shares	1.65%
AZL Small Cap Stock Index Fund	0.71%
AZL T. Rowe Price Capital Appreciation Fund*
Class 1 shares	0.95%
Class 2 shares	1.20%
AZL Wells Fargo Large Cap Growth Fund	1.20%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:      /s/ Michael J. Tanski
Name:  Michael J. Tanski
Title:  Vice President, Operations

ALLIANZ INVESTMENT MANAGEMENT LLC

By:      /s/ Brian J. Muench
Name:  Brian J. Muench
Title:    President

Updated:  04/28/2014